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                                                                    EXHIBIT 23.5

JERRY T. PAUL
CERTIFIED PUBLIC ACCOUNTANT     6420 TARNEF, SUITE 240 HOUSTON, TEXAS 77074-3798
                                        713-777-0409  MEMBER A.I.C.P.A.
                                              FAX #: 713-777-7632





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated April 28, 1999, on the financial statements of Gem Engineering Co., Inc. for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999 and to all references to our Firm included in this registration statement.


                                          /s/ Jerry T. Paul
                                          Jerry T. Paul
                                          Certified Public Accountant



Houston, Texas
November 15, 1999